UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): November 12, 2004

NATIONAL ENERGY GROUP, INC.

(Exact name of Registrant as specified in its charter)

DELAWARE (State of incorporation or organization)	0-19136 (Commission file number)	58-1922764 (I.R.S. employer identification number)

1400 ONE ENERGY SQUARE 4925 GREENVILLE AVENUE DALLAS, TEXAS (Address of principal executive offices)	75206 (Zip code)

Registrant’s telephone number, including area code: (214) 692-9211

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

     On November 9, 2004, the Board of Directors of National Energy Group, Inc. (the “Company”) approved the National Energy Group, Inc. Incentive Plan (the “Plan”). Under the Plan, all employees of the Company (other than the Chief Executive Officer) are eligible to receive annual cash incentive awards on November 1 of each year based on a specified percentage of EBITDA of NEG Operating LLC (“Operating LLC”) for the previous fiscal year relative to the net change in proved producing oil and gas reserves of Operating LLC for such year as measured against the production of such reserves for the same year. One half of the annual awards will go to the officers of the Company (other than the Chief Executive Officer) and the other half will go to other Company employees. A copy of the Plan is attached hereto as Exhibit 10.1.

The Company owns a 50% membership interest in NEG Holding LLC, which owns 100% of Operating LLC. The Company has an agreement to manage the day-to-day operations of Operating LLC.

Item 9.01. Financial Statements and Exhibits.

     (c) Exhibits

EXHIBIT
NUMBER	DESCRIPTION
10.1 —	National Energy Group, Inc. Incentive Plan.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL ENERGY GROUP, INC.
Date: November 12, 2004	By:	/s/ RANDALL D. COOLEY
	Name:	Randall D. Cooley
	Title:	Vice President and Chief Financial Officer

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INDEX TO EXHIBITS

EXHIBIT
NUMBER	DESCRIPTION
10.1 —	National Energy Group, Inc. Incentive Plan.

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